Exhibit 99.1

Gilla Signs New White Label Supply Client

MIAMI, FLORIDA – (February 2, 2014) - Gilla Inc. (“Gilla” or the “Company”) (OTCQB:GLLA), a designer, marketer and distributor of electronic cigarettes, vaporizers and related accessories (collectively, “E-cigarettes”), is pleased to announce it has entered into a five (5) year white label supply agreement (the “Supply Agreement”) for an existing brand with an E-cigarette company that distributes primarily in the United Kingdom (the “Client”). The Supply Agreement shall become exclusive upon the successful delivery of the Client’s second purchase order.

“In addition to working with the client to improve their overall brand design and product offering,” explained Mr. Danny Yuranyi, President and Chief Operating Officer, “we will also work with the client to broaden their customer base and provide the support needed to access some of the major retailers within their markets.”

Mr. J. Graham Simmonds, Chief Executive Officer, said, “This will provide a great case study for the Company, and will allow us to demonstrate how we can offer our turnkey solutions to existing industry players that can benefit from our expertise on product and supply chain management.” He added, “Our turnkey solutions provide our clients with the opportunity to focus on their sales, marketing and account management to grow their business and distribution network. We continue to have discussions with other existing E-cigarette brands and see this developing into a significant pipeline for Gilla.”

About Gilla Inc.
Gilla Inc. designs, markets and distributes electronic cigarettes, vaporizers, e-liquids and related accessories. Gilla has a two-pronged business model: white-label solutions, including branding, marketing and sales support; and e-commerce solutions like Charlie’s Club, a members-only online e-cigarette monthly subscription service featuring free hardware and no contracts. E-cigarettes and vaporizers are replacements for traditional cigarettes allowing smokers to reproduce the smoking experience. E-cigarettes and vaporizers do not burn tobacco and are not smoking cessation devices.

Forward-looking Statements
Note: This press release contains “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Gilla Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management’s ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company’s ability to retain key management and employees; intense competition and the company’s ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in Gilla Inc. SEC filings. Gilla Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with Gilla Inc.’s business, please refer to the risks and uncertainties detailed from time to time in Gilla Inc.’s SEC filings.

For more information, please visit gillainc.com, or contact:

Gilla Inc.
Mr. Graham Simmonds
Chief Executive Officer
1 (855) 547-6653 Ext. 300
email: graham@gillainc.com
website: www.gillainc.com
twitter: @gillainc